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                                                                     EXHIBIT 9.1



            VOTING TRUST AGREEMENT (this "Agreement"), dated as of November __, 1999, by and among GENERAL INSTRUMENT CORPORATION, a Delaware corporation ("Holder"), NEXT LEVEL COMMUNICATIONS, INC., a Delaware corporation ("NLC"), and CHASEMELLON SHAREHOLDER SERVICES LLC, as Trustee (the "Trustee").

            NLC is authorized to issue 200 million shares of its Common Stock (the "Voting Stock") and 70 million shares of its Class B Non-Voting Common Stock;

            Holder owns all of the outstanding shares of common stock of Next Level Communications, a California corporation ("NLC (CA)");

            On the date hereof, it is contemplated that Next Level Communications, L.P. (the "Partnership") will merge with and into NLC (the "Partnership Merger"), upon which NLC (CA) will own all of the outstanding shares of Class B Non-Voting Common Stock;

            Simultaneously with the Partnership Merger, Holder intends to contribute an outstanding $75 million principal amount note of the Partnership (the "Note") to NLC in exchange for shares of Voting Stock, which will be delivered by NLC directly to the Trustee;

            Holder intends to deposit all of the outstanding shares of common stock of NLC (CA) with the Trustee immediately following the Partnership Merger;

            Immediately thereafter, NLC (CA) will be merged with and into NLC (the "NLC Merger"), pursuant to which shares of Class B Non-Voting Common Stock will be canceled and shares of common stock of NLC (CA) will be converted into shares of Voting Stock;

            As a result of the foregoing transactions and other transactions occurring on the date hereof (not including the initial public offering of shares of Voting Stock to be consummated on or about the business day following the date hereof), NLC will have issued and outstanding ___ million shares of Voting Stock, ________ of which will be beneficially owned by Holder and held by the Trustee, and no shares of Class B Non-Voting Common Stock;

            Holder intends, by entering into this Agreement, to limit its voting power to the Threshold Percentage (as defined below) of the total voting power of all of the outstanding shares of Voting Stock; and

            The "Threshold Percentage" shall initially be 49% but may be decreased to a lower percentage by Holder from time to time by written notice to the Trustee and NLC;

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            NOW, THEREFORE, in consideration of the mutual agreements, and subject to all the conditions herein contained, and intending to be legally bound, the parties hereto agree as follows:

            I.    THE TRUST STOCK

            1.1 Assignment of Trust Stock to Trustee. (a) Effective simultaneously with the Partnership Merger, Holder hereby transfers, assigns and delivers to and deposits with the Trustee shares of Voting Stock represented by Certificate No. 2, which certificate has been directed by Holder to be issued by NLC in the name of the Trustee or its nominee or agent, receipt of which certificate the Trustee hereby acknowledges.

            (b) Effective immediately after the Partnership Merger, Holder hereby also transfers, assigns and delivers to and deposits with the Trustee 33 1/3 shares of common stock of NLC (CA) represented by Certificate No. 3, which certificate has been duly endorsed by Holder for transfer to the Trustee, receipt of which certificate the Trustee hereby acknowledges. Holder and NLC acknowledge and agree that such deposit was made prior to the NLC Merger. Holder and NLC further acknowledge and agree that Certificate No. 4 for the shares of Voting Stock to be issued in the NLC Merger in cancellation of the common stock of NLC (CA) will be issued by NLC in the name of the Trustee or its nominee or agent. The Voting Stock held by the Trustee pursuant to Sections 1.1(a) and (b) are herein referred to as the "Initial Trust Stock."

            (c) In addition, Holder may, but shall not be obligated to, transfer, assign and deliver to and deposit with the Trustee, from time to time, such number of additional shares of Voting Stock as Holder may elect to be subject to this Agreement ("Additional Trust Stock," together with the Initial Trust Stock, the "Trust Stock").

            (d) Holder agrees to execute and deliver to the Trustee, from time to time, such additional assignments or other instruments of transfer as may be necessary in the reasonable opinion of the Trustee, NLC or NLC's transfer agent to confirm and make effective any transfer, assignment, delivery and deposit of Trust Stock to the Trustee pursuant to this Agreement. The Trustee agrees to accept each such transfer, assignment, delivery and deposit, and to hold all Trust Stock in accordance with and subject to this Agreement.

            (e) All certificates for Trust Stock shall show the Trustee or its nominee or agent as owner of record thereof in its capacity as Trustee under this Agreement, and the stock transfer books and records of NLC shall reflect such ownership.


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            1.2 Power of Trustee to Vote Trust Stock. (a) As used herein, (i)
"Holder Voted Shares" shall mean shares of Trust Stock representing up to the Threshold Percentage of the total voting power of all outstanding shares of Voting Stock, (ii) "Neutrally Voted Shares" shall mean all shares of Trust Stock other than the Holder Voted Shares and (iii) "Non-Trust Shares" shall mean all outstanding shares of Voting Stock other than the Trust Stock.

            (b) At every meeting of the stockholders of NLC of which the Trustee, its nominee or agent has written notice, the Trustee shall cause the Holder Voted Shares:

            (i) with respect to any election of directors, to be voted in favor of any individuals designated in writing by Holder in such numbers of shares as directed in writing by Holder so long as the number of individuals designated by Holder and elected to the board of directors would not exceed one less than a majority of the board of directors, and

            (ii) with respect to each other matter, to be voted "for," "against" or to abstain from voting in such number of shares as directed in writing by Holder.

The Trustee shall also cause to be present for purposes of determining the presence of a quorum at such meeting the Holder Voted Shares which are directed to be voted pursuant to the immediately preceding sentence (and, if so directed in writing by Holder, any other Holder Voted Shares). Whenever any consent in writing of the stockholders of NLC is sought with respect to any action, the Trustee shall consent thereto with respect to the Holder Voted Shares in such number of shares as directed in writing by the Holder.

            (c) At every meeting of the stockholders of NLC of which the Trustee, its nominee or agent has written notice, the Trustee shall cause the Neutrally Voted Shares:

            (i) with respect to any election of directors, to be voted in favor of any individual in the same proportion as all Non-Trust Shares are validly voted in favor of such individual.

            (ii) with respect to each other matter, to be voted "for," "against" or to abstain from voting in the same proportion as all Non-Trust Shares are validly voted "for," "against" or abstain from voting, as the case may be, with respect to such matter.

The Trustee shall also cause to be present for purposes of determining the presence of a quorum at such meeting Neutrally Voted Shares in such number which is in proportion to the number of Non-Trust Shares which are present at such meeting in relation


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to the number of outstanding Non-Trust Shares. Whenever any consent in writing of the stockholders of NLC is sought with respect to any action, the Trustee shall consent thereto with respect to the Neutrally Voted Shares in such number which is in proportion to the number of Non-Trust Shares with respect to which a consent has been delivered in relation to the number of outstanding Non-Trust Shares.

            (d) NLC agrees that it shall recognize any proxy or written consent delivered by the Trustee pursuant to this Section 1.2 as effective in the manner and to the extent provided in this Agreement.

            (e) In causing the Trust Stock to be present at any stockholder meeting for purposes of determining a quorum or to be voted on at such a meeting or in consenting to the taking of any action, in each case pursuant to this
Section 1.2, the Trustee shall have no discretion and shall act solely in accordance with this Agreement.

      1.3 Limitation on Power of Trustee. Except as provided in Section 1.2, the Trustee shall not possess or be entitled to exercise any right or power with respect to the Trust Stock and shall act in accordance with written directions provided by Holder from time to time with respect to the Trust Stock. In illustration and not in limitation of the foregoing, Holder may from time to time direct the Trustee to sell, assign or otherwise transfer shares of Trust Stock, as provided in Section 1.4 below; to tender shares of Trust Stock in connection with any tender, exchange or other offer and to distribute the consideration received for such shares in any such tender, exchange or other offer directly to Holder free of this Trust; to register a dissent from corporate action and take all steps necessary or desirable to perfect any dissenters' rights with respect to shares of Trust Stock; and to exercise any other rights as a stockholder of NLC (other than voting rights to the extent limited by this Agreement).

            1.4 Transfer of Trust Stock. The Trustee shall, promptly upon written notice from Holder that Holder has sold, assigned or otherwise transferred (or that Holder intends to pay a dividend or make a distribution to its stockholders) some or all of the shares of Trust Stock, deliver to Holder or to Holder's order a certificate or certificates for such shares (in no event later than 5 business days after receipt of such notice), endorsed for transfer in such manner as Holder shall direct; provided, however, that the Trustee shall have no duty to so deliver any certificate unless, subject to the last sentence of this Section 1.4, (i) such sale, assignment or other transfer by Holder is a bona fide sale, assignment or other transfer to a person other than a direct or indirect subsidiary of General Instrument Corporation, (ii) Holder is not in default of any of its obligations under this Agreement and (iii) Holder shall deliver to the Trustee a certificate signed on behalf of Holder


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by a duly authorized officer of Holder, in form and substance reasonably satisfactory to the Trustee, certifying as to the preceding clauses (i) and
(ii). Any consideration received or to be received by Holder in connection with any such sale, assignment or other transfer shall not be subject to this Agreement and if received by the Trustee shall promptly be distributed to Holder in accordance with Section 1.5. In the event of any sale, assignment or other transfer by Holder of any Trust Stock which satisfies the conditions set forth in this Section 1.4, the shares of Trust Stock so sold, assigned or otherwise transferred shall thereafter not be subject to this Agreement in any respect and shall cease to be Trust Stock. Nothing in this Agreement shall prohibit the sale, assignment or other transfer of any shares of Trust Stock to any person so long as such person agrees that such shares will continue to be Trust Stock and remain subject to this Agreement.

            1.5 Trustee to Receive And Distribute Dividends. The Trustee shall receive all dividends paid upon the Trust Stock in any manner (other than in shares of Voting Stock), including, without limitation, cash, and shall promptly pay such dividends to Holder. Any and all shares of Voting Stock received by the Trustee as a dividend or distribution on, or upon any split-up or subdivision of, any of the Trust Stock, shall be held by the Trustee as Trust Stock.


            II. THE TRUSTEE

            2.1 Appointment of Trustee. ChaseMellon Shareholder Services LLC is hereby appointed as Trustee for the purposes and with the powers set forth herein, and hereby accepts such appointment and agrees to act as Trustee hereunder in accordance with the terms hereof.

            2.2 Trust Certificates Not to Be Issued. The Trustee shall not issue any trust certificates in connection with this Trust.

            2.3 Duties and Responsibilities. (a) The Trustee owes no fiduciary duties to any person by reason of this Agreement. The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee.


            (b) In the absence of bad faith or gross negligence on its part, as determined by a court of competent jurisdiction, the Trustee shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under this Agreement. The Trustee shall not be liable for any error of judgment made in good faith unless the Trustee shall have been grossly negligent in ascertaining the pertinent facts. In no event shall the Trustee be liable for special, indirect or consequential damages or loss



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of any kind whatsoever (including but not limited to lost profits) even if the
Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

            (c) The Trustee may rely and shall be protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, form of bond certificate or other instrument, paper or document in good faith believed by it to be genuine. The Trustee shall not be liable for acting upon any telephone communication authorized hereby which the Trustee believes in good faith to have been given by the proper party or parties.

            (d) The Trustee may consult with counsel of its choice and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (e) The Trustee shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

            (f) The Trustee may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

            (g) The Trustee makes no representation as to the validity or adequacy of this Agreement or the Voting Stock.

            2.4 Costs and Expenses. The Trustee shall be entitled to incur such reasonable costs, expenses and other charges, including, but not limited to, reasonable attorneys' fees and expenses, of every kind and nature whatsoever as it may deem necessary or appropriate in connection with this Agreement, including, without limitation, costs, expenses and other charges incurred in connection with administering the voting trust created hereby and in enforcing or defending the validity of this Agreement or any part hereof. All of such costs, expenses and other charges shall be borne and paid by Holder.


            2.5 Indemnification. Holder shall indemnify the Trustee against any cost or expense (including counsel fees and disbursements), reasonably incurred by it in connection herewith and any claim, demand, action, loss or liability (collectively, "Liability") that the Trustee may suffer or incur in connection with this Agreement or any action taken or omitted by the Trustee hereunder, except to the extent such Liability results from the gross negligence or willful misconduct of the Trustee, as determined by a court of competent jurisdiction.



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            2.6 Successor Trustee. The Trustee may resign at any time by giving notice thereof to NLC and Holder; provided, that no such resignation shall be effective until a successor trustee shall have been appointed and agreed to act as Trustee. Upon any such resignation, NLC shall have the right to appoint a successor Trustee, subject to the approval of Holder, which shall not be unreasonably withheld. If no successor Trustee shall have been so appointed by NLC and approved by Holder, and shall have accepted such appointment, within 30 days after the retiring Trustee's giving of notice of resignation, then the retiring Trustee may appoint a successor, also subject to the reasonable approval of Holder, and/or petition a court of competent jurisdiction for the appointment of a successor. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or of any State or Territory thereof or of the District of Columbia, which (i) is authorized under such laws to exercise corporate trust powers, (ii) is subject to examination or supervision by Federal, State, Territorial or District of Columbia authority and (iii) has at all times a combined capital and surplus of not less than $10,000,000. In case at any time the Trustee shall cease to be eligible in accordance with this Section 2.6, the Trustee shall resign immediately in the manner and with the effect specified in this Section 2.6.

            2.7 Compensation of the Trustee. Holder covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation, and, except as otherwise expressly provided, Holder will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation, expenses and disbursements of its counsel and all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence or intentional misconduct.


            III. MISCELLANEOUS

            3.1 Termination and Irrevocability of Trust. This Agreement and the voting trust hereby created shall terminate on November __, 2009, and shall be, and are hereby expressly declared to be irrevocable, except that this Agreement and the voting trust hereby created may be terminated at any time by Holder, by written notice to the Trustee and NLC in the event (a) the voting power represented by the Trust Stock is not more than the Threshold Percentage of the total voting power of all shares of Voting Stock then outstanding, (b) the total number of shares of Voting Stock beneficially owned by Holder is eighty percent (80%) or more of all shares of Voting Stock then outstanding, (c) any person shall acquire beneficial ownership of more than seventy-five percent (75%) of the Non-Trust Shares, or (d) any person shall acquire beneficial ownership of more than fifty


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percent (50%) of the outstanding shares of common stock of Holder; and the
Trustee shall be entitled to receive an officer's certificate certifying as to the existence of any such condition.

            3.2 Effect of Termination. Upon the termination of this Agreement and the voting trust created hereby, in any manner provided for herein, the Trustee shall deliver the Trust Stock to Holder, duly endorsed for transfer to Holder or to Holder's order. When the Trustee shall have so distributed all the Trust Stock and paid or distributed to all persons entitled thereto any money or other property then held by the Trustee in its capacity as Trustee hereunder, whether or not a part of the trust, the Trustee shall be discharged of all further obligations hereunder.

            3.3 Amendment of Agreement. This Agreement may be amended at any time by Holder for one or more of the following purposes:

            (a) to evidence the succession of another person to Holder, or successive successions, or the assignment of this Agreement by Holder, in whole or in part, and the assumption by the successor or the assignee of the covenants, agreements and obligations of Holder pursuant to this Agreement;

            (b) to add to the covenants of Holder such further covenants, restrictions, conditions or provisions as Holder may desire;

            (c) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein or to make such other provisions in regard to matters or questions arising under this Agreement; and

            (d) to evidence the appointment and acceptance of appointment of a successor trustee and to add to or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee

; provided that no such amendment shall be inconsistent with the purpose of this Agreement. In executing or accepting any amendments hereto, the Trustee shall be entitled to receive and shall be fully protected in relying upon an opinion of counsel and officer's certificate stating that the execution of such amendment is authorized or permitted by this Agreement.

            3.4 Effect of Partial Invalidity. If any one or more provisions of this Agreement should be or become contrary to law, then such provisions only shall be null and void and shall be deemed separable from the remaining provisions hereof, and its or their invalidity shall not in any way affect the validity of this Agreement as a whole or of any other provision or portion


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thereof; provided, however, that this Agreement as thereby modified continues to be consistent with the original purpose hereof. In the event this Agreement as so modified is not consistent with such purpose, this Agreement shall be deemed rescinded or terminated at such time and in such manner or upon such grounds as a court of competent jurisdiction may deem equitable.

            3.5 Agreement May Be Executed in Counterparts. This Agreement may be signed in any number of counterparts with the same force and effect as though all of the parties hereto had signed but one instrument.

            3.6 Persons Bound. This Agreement shall inure to the benefit of and bind, as the case may require, the parties hereto and their respective heirs, executors, administrators, successors and assigns.

            3.7 Entire Agreement. This Agreement, in conjunction with those additional references made herein, is intended to embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all negotiations, prior discussions, or prior agreements and understandings.

            3.8 Paragraph Headings. The headings of the several paragraphs of this Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern or aid in the construction of any of the terms or provisions thereof.

            3.9 Governing Law. This Agreement is to be governed by and construed in accordance with the laws of the State of Delaware.

            3.10 Additional Covenants. (a) NLC agrees to give Holder and the Trustee prompt written notice of any change in the number of shares of Voting Stock which are (i) issued and outstanding or (ii) owned by NLC.

            (b) If the number of directors designated by Holder and elected to the board of directors pursuant to Section 1.2(b), any time for any reason, exceeds one less than a majority of the board of directors, (i) NLC agrees to use reasonable efforts to cause, as promptly as practicable, additional directors to be elected or appointed to the board of directors so that the number of directors designated and elected to the board of directors pursuant to
Section 1.2(b) does not exceed one less than a majority of the board of directors and (ii) until such individuals are so elected or appointed, Holder agrees to use reasonable efforts to cause one or more individuals previously designated by Holder and elected to the board of directors pursuant to Section 1.2(b) to, subject to applicable law and their fiduciary duties, refrain from voting in any action of the


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board of directors (other than actions necessary or desirable to implement the provisions and purposes of this Agreement) so that the number of directors designated and elected to the board of directors pursuant to Section 1.2(b) (other than those refraining from taking action pursuant to this sentence) does not exceed one less than a majority of the board of directors.


            IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.


                                          GENERAL INSTRUMENT CORPORATION


                                          By ___________________________________
                                             Name:
                                             Title:



                                          NEXT LEVEL COMMUNICATIONS, INC.


                                          By ___________________________________
                                             Name:
                                             Title:


                                          CHASEMELLON SHAREHOLDER SERVICES LLC


                                          By ___________________________________
                                             Name:
                                             Title: